As filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-263051

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 25, 2022)

1,059,992 Shares

Zimmer Biomet Holdings, Inc.

Common Stock

This prospectus supplement relates to the offering and resale by the selling stockholders identified herein of up to 1,059,992 shares (the “offered shares”) of common stock of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet,” the “Company,” “we” or “us”), from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of the offered shares.

The offered shares were originally issued to the selling stockholders on or about February 14, 2023 as part of the consideration for our acquisition of Embody, Inc. (“Embody”), pursuant to the agreement and plan of merger entered into among us, Embody and certain other parties in connection with such acquisition (the “Embody merger agreement”).

The selling stockholders may offer and sell the offered shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The price at which the selling stockholders may sell the offered shares will be determined by the prevailing market prices for the offered securities at the time of sale or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” in this prospectus supplement for more information about how the selling stockholders may sell or otherwise dispose of the offered shares. Our registration of the offered shares does not mean that the selling stockholders will offer or sell any shares of our common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “ZBH.” On February 14, 2023, the last reported closing sale price of our common stock on the New York Stock Exchange was $126.71 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents we have filed or may file with the Securities and Exchange Commission (the “SEC”) for a discussion of certain risks you should consider before making an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 15, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling stockholders have not, authorized anyone to give you any other information, and we do not take, and the selling stockholders do not take, any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which contains the terms of this offering of shares of our common stock. The second part is the accompanying prospectus dated February 25, 2022, which is part of our Registration Statement on Form S-3 (Registration No. 333-263051). The accompanying prospectus contains a description of our capital stock and gives more general information, some of which may not apply to the shares of our common stock offered hereby. The accompanying prospectus also incorporates by reference documents that are described under “Where You Can Find More Information” in that prospectus.

This prospectus supplement provides for the registration of the offer and sale of shares by the selling stockholders as described herein and may add to, update or change the information in the accompanying prospectus and the documents incorporated by reference herein or therein. If information included or incorporated by reference in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will apply and, to the extent inconsistent therewith, will supersede the information in the accompanying prospectus or the documents incorporated by reference therein.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” herein and in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the shares of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer or a solicitation to purchase any shares of our common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Plan of Distribution.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise implies, references to “we,” “us,” “our” and the “Company” refer to Zimmer Biomet Holdings, Inc. and its consolidated subsidiaries, including Zimmer, Inc. References in this prospectus supplement to “$,” “U.S. $,” “dollars” and “U.S. dollars” are to the currency of the United States of America.

CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain or incorporate “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the words “may,” “will,” “can,” “should,” “would,” “could,” “anticipate,” “expect,” “plan,” “seek,” “believe,” “are confident that,” “predict,” “estimate,” “potential,” “project,” “target,” “forecast,” “intend,” “strategy,” “future,” “opportunity,” “assume,” “guide,” “position,” “continue” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on current beliefs, expectations and assumptions of management that are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from such forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of business disruptions such as the COVID-19 pandemic either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully execute our restructuring plans; control of costs and expenses; our ability to attract, retain and

S-ii

develop the highly skilled employees, senior management, independent agents and distributors we need to support our business; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; supply and prices of raw materials and products; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels and otherwise; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including those expected to occur as a result of the “base erosion and profit shifting” project undertaken by the Organisation for Economic Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. (“ZimVie”) spinoff transaction and the subsequent liquidation of our retained interest in ZimVie; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and security laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations or warning letters issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection.

We discuss these and other important risks and uncertainties that may affect our future operations in the “Risk Factors” section in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus. You are cautioned not to rely on these forward-looking statements. While we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. You should understand that it is not possible to predict or identify all factors that could cause actual results to differ materially from forward-looking statements. Consequently, you should not consider any list or discussion of such factors to be a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference, including the financial statements and related notes and the sections entitled “Risk Factors.”

Zimmer Biomet Holdings, Inc.

We are a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial and thoracic (“CMFT”) products; and related surgical products. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives. We have operations in more than 25 countries around the world and sell products in more than 100 countries.

We were incorporated in Delaware in 2001. Our history dates to 1927, when Zimmer Manufacturing Company, a predecessor, was founded in Warsaw, Indiana. On August 6, 2001, we were spun off from our former parent and became an independent public company. In 2015, we acquired LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, Inc. (“Biomet”), and LVB and Biomet became our wholly-owned subsidiaries. In connection with the merger, we changed our name from Zimmer Holdings, Inc. to Zimmer Biomet Holdings, Inc. On March 1, 2022, we spun off our spine and dental businesses into a new public company named ZimVie Inc.

Our principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580. Our telephone number is (574) 373-3121. Our Internet website address is www.zimmerbiomet.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

Preliminary 2022 Results

Our consolidated financial statements as of and for the year ended December 31, 2022 are not yet available. The following tables present certain preliminary unaudited financial information of the Company as of and for the three months and year ended December 31, 2022, and the corresponding comparison period. See below under “—Preliminary Nature of Results” for important limitations and other context about this preliminary unaudited financial information.

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 and 2021

(in millions, except per share amounts, unaudited)

	2022	2021
Net Sales	$1,825.1	$1,777.2
Cost of products sold, excluding intangible asset amortization	520.3	536.5
Intangible asset amortization	131.5	130.8
Research and development	108.0	96.0
Selling, general and administrative	727.1	805.2
Goodwill and intangible asset impairment	289.8	—
Restructuring and other cost reduction initiatives	62.4	63.1
Quality remediation	11.4	20.0
Acquisition, integration, divestiture and related	2.9	(8.2)

Operating expenses	1,853.4	1,643.4

Operating (Loss) Profit	(28.3)	133.8
Other expense, net	(3.9)	(3.8)
Interest expense, net	(42.6)	(48.8)
Loss on early extinguishment of debt	—	(165.1)

Loss from continuing operations before income taxes	(74.8)	(83.9)
Provision (benefit) for income taxes from continuing operations	55.4	(29.2)

Net loss from continuing operations	(130.2)	(54.7)
Less: Net earnings attributable to noncontrolling interest	0.3	0.1

Net Loss from Continuing Operations of Zimmer Biomet Holdings, Inc.	(130.5)	(54.8)
Loss from discontinued operations, net of taxes	—	(29.2)

Net Loss of Zimmer Biomet Holdings, Inc.	$(130.5)	$(84.0)

Loss Per Common Share—Basic
Loss from continuing operations	$(0.62)	$(0.26)
Loss from discontinued operations	—	(0.14)

Net Loss Per Common Share—Basic	$(0.62)	$(0.40)

Loss Per Common Share—Diluted
Loss from continuing operations	$(0.62)	$(0.26)
Loss from discontinued operations	—	(0.14)

Net Loss Per Common Share—Diluted	$(0.62)	$(0.40)

Weighted Average Common Shares Outstanding
Basic	209.8	208.9
Diluted	209.8	208.9

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021

(in millions, except per share amounts, unaudited)

	2022	2021
Net Sales	$6,939.9	$6,827.3
Cost of products sold, excluding intangible asset amortization	2,019.5	1,960.4
Intangible asset amortization	526.8	529.5
Research and development	406.0	435.8
Selling, general and administrative	2,761.7	2,843.4
Goodwill and intangible asset impairment	292.8	16.3
Restructuring and other cost reduction initiatives	191.6	125.7
Quality remediation	33.8	52.8
Acquisition, integration, divestiture and related	11.4	3.1

Operating expenses	6,243.6	5,967.0

Operating Profit	696.3	860.3
Other (expense) income, net	(128.0)	12.2
Interest expense, net	(164.8)	(208.4)
Loss on early extinguishment of debt	—	(165.1)

Earnings from continuing operations before income taxes	403.5	499.0
Provision for income taxes from continuing operations	112.3	53.5

Net Earnings from continuing operations	291.2	445.5
Less: Net earnings attributable to noncontrolling interest	1.0	0.5

Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	290.2	445.0
Loss from discontinued operations, net of taxes	(58.8)	(43.4)

Net Earnings of Zimmer Biomet Holdings, Inc.	$231.4	$401.6

Earnings Per Common Share—Basic
Earnings from continuing operations	$1.38	$2.14
Loss from discontinued operations	(0.28)	(0.21)

Net Earnings Per Common Share—Basic	$1.10	$1.93

Earnings Per Common Share—Diluted
Earnings from continuing operations	$1.38	$2.12
Loss from discontinued operations	(0.28)	(0.21)

Net Earnings Per Common Share—Diluted	$1.10	$1.91

Weighted Average Common Shares Outstanding
Basic	209.6	208.6
Diluted	210.3	210.4

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$375.7	$378.1
Receivables, net	1,381.5	1,259.6
Inventories	2,147.2	2,148.0
Other current assets	522.9	597.7
Current assets of discontinued operations	—	501.6

Total current assets	4,427.3	4,885.0
Property, plant and equipment, net	1,872.5	1,836.6
Goodwill	8,580.2	8,919.4
Intangible assets, net	5,063.8	5,533.6
Other assets	1,122.2	1,005.0
Noncurrent assets of discontinued operations	—	1,276.8

Total Assets	$21,066.0	$23,456.4

Liabilities and Stockholders’ Equity
Current liabilities	$1,813.9	$1,685.6
Current portion of long-term debt	544.3	1,605.1
Current liabilities of discontinued operations	—	177.2
Other long-term liabilities	1,528.6	1,690.0
Long-term debt	5,152.2	5,463.7
Noncurrent liabilities of discontinued operations	—	168.4
Stockholders’ equity	12,027.0	12,666.4

Total Liabilities and Stockholders’ Equity	$21,066.0	$23,456.4

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021

(in millions, unaudited)

	2022	2021
Cash flows provided by (used in) operating activities from continuing operations
Net earnings from continuing operations	$291.2	$445.5
Depreciation and amortization	926.4	937.7
Share-based compensation	105.0	76.0
Goodwill and intangible asset impairment	292.8	16.3
Loss on early extinguishment of debt	—	165.1
Loss on investment in ZimVie	116.6	—
Deferred income tax (benefit) provision	(64.4)	(102.1)
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(152.9)	(123.9)
Receivables	(184.7)	(40.8)
Inventories	(75.6)	(8.4)
Accounts payable and accrued liabilities	103.0	86.5
Other assets and liabilities	(1.2)	(47.6)

Net cash provided by operating activities from continuing operations	1,356.2	1,404.3

Cash flows provided by (used in) investing activities from continuing operations
Additions to instruments	(258.3)	(273.6)
Additions to other property, plant and equipment	(187.9)	(143.6)
Net investment hedge settlements	89.4	1.9
Business combination investments, net of acquired cash	(99.8)	—
Investments in other assets	(65.4)	(28.0)

Net cash used in investing activities from continuing operations	(522.0)	(443.3)

Cash flows provided by (used in) financing activities from continuing operations
Proceeds from revolving facility	595.0	—
Payments on revolving facility	(220.0)	—
Proceeds from senior notes	—	1,599.8
Redemption of senior notes	(1,275.8)	(2,654.8)
Proceeds from term loan	83.0	—
Payments on term loans	(242.9)	—
Dividends paid to stockholders	(201.2)	(200.1)
Proceeds from employee stock compensation plans	78.1	122.5
Distribution from ZimVie	540.6	—
Business combination contingent consideration payments	—	(8.9)
Debt issuance costs	(1.6)	(13.2)
Deferred business combination payments	—	(145.0)
Repurchase of common stock	(126.4)	—
Other financing activities	(4.5)	(6.3)

Net cash used in financing activities from continuing operations	(775.7)	(1,306.0)

	2022	2021
Cash flows provided by (used in) discontinued operations
Net cash (used in) provided by operating activities	(71.5)	94.9
Net cash used in investing activities	(7.2)	(60.3)
Net cash used in financing activities	(68.1)	—

Net cash flows (used in) provided by discontinued operations	(146.8)	34.6

Effect of exchange rates on cash and cash equivalents	(14.5)	(13.2)

Decrease in cash and cash equivalents	(102.8)	(323.6)
Cash and cash equivalents, beginning of period (includes $100.4 and $27.4 at January 1, 2022 and 2021, respectively, of discontinued operations cash)	478.5	802.1

Cash and cash equivalents, end of period (includes $100.4 at December 31, 2021 of discontinued operations cash)	$375.7	$478.5

Preliminary Nature of Results

We have not yet filed our Annual Report on Form 10-K for the year ended December 31, 2022. The preliminary financial information and other data set forth above are based upon the most recent information available to management from our internal reporting procedures as of the date of this prospectus supplement. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The preliminary financial information above is not a comprehensive statement of our financial results and should not be viewed as a substitute for our full financial statements prepared in accordance with generally accepted accounting principles. In addition, the foregoing preliminary financial information is subject to revision as we prepare our consolidated financial statements and other disclosures as of and for the year ended December 31, 2022. Because we and our independent registered public accounting firm have not completed our annual audit and other procedures as of and for the year ended December 31, 2022, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for the year ended December 31, 2022 may differ materially from the financial information set forth above. Accordingly, you should not place undue reliance on these preliminary estimates.

This preliminary information should be read together with the disclosure under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2021 (as amended by our Current Report on Form 8-K filed on June 22, 2022) and our subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

The Offering

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a complete understanding of our common stock, please refer to the sections of the accompanying prospectus entitled “Description of Equity Securities We May Offer” and “Important Provisions of Our Governing Documents and Delaware Law.”

Description of common stock	A summary of the terms and provisions of our common stock is contained in “Description of Equity Securities We May Offer” and “Important Provisions of Our Governing Documents and Delaware Law” in the accompanying prospectus.

Common stock offered by the selling stockholders	1,059,992 shares

Common stock outstanding as of February 14, 2023	210,064,236 shares

New York Stock Exchange symbol	ZBH

Terms of the offering	The selling stockholders will determine when and how they sell the shares of common stock offered in this prospectus supplement, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. See “Use of Proceeds” and “Selling Stockholders.”

Dividend policy	We paid a quarterly cash dividend of $0.24 per share during 2017 through 2022. We currently expect to continue paying cash dividends on a quarterly basis; however, future dividends are subject to approval of our board of directors and may be adjusted as business needs or market conditions change. The terms of any indebtedness we or our subsidiaries incur may from time to time contain limitations on our ability to pay dividends under certain circumstances.

Risk factors	Investing in our common stock involves risks. You should consider carefully all of the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, should evaluate the specific factors set forth and incorporated by reference in the section entitled “Risk Factors” for an explanation of certain risks of investing in shares of our common stock, including risks related to our industry and business.

RISK FACTORS

Your investment in our common stock involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and our subsequent Quarterly Reports on Form 10-Q (which are incorporated by reference into this prospectus supplement and the accompanying prospectus) before deciding whether an investment in the common stock is suitable for you. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

The market price of our common stock may fluctuate significantly.

We can offer no assurances that our common stock will appreciate in value or maintain the price at which our stockholders have purchased their shares. The market price of our common stock may fluctuate significantly in response to many factors, including those included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and others such as:

•	quarterly variations in our results of operations;

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	changes in market valuations of similar companies;

•	additions or departures of key management personnel;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	publication of research reports about us or our industry generally;

•	speculation in the press or investment community;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	announcements by third parties or governmental entities of significant claims or proceedings against us, or adverse settlements of such matters;

•	new laws and governmental regulations applicable to our industry;

•	a default under the agreements governing our indebtedness;

•	adverse market reaction to any future sales of our common stock by us, our directors, executives and significant stockholders or additional debt we incur in the future;

•	the implementation or discontinuation of share repurchases by us, the execution of such share repurchases, and the market’s perception of or responses to the same;

•	actions by institutional stockholders; and

•	changes in domestic and international economic and political conditions and regionally in our markets.

Many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial performance and condition and prospects. In addition, the stock market has recently experienced extreme volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, it is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all.

Future issuances or sales, or the perception of future issuances or sales, of our common stock by us or our existing stockholders in the public market following this offering could be dilutive or cause the market price for our common stock to decline.

After this offering, the issuance by us or the sale by us or our existing stockholders of a substantial number of shares of our common stock in the public market, or the perception that such issuances or sales could occur, could harm the prevailing market price of shares of our common stock. These issuances or sales, or the possibility that the issuances or sales may occur, also might make it more difficult for us to sell shares of our common stock in the future at a time and at a price that we deem appropriate.

The Embody merger agreement provides that we may be required to issue additional shares in the future, based upon the achievement of certain performance targets relating to the Embody business. In the future, we may also issue shares of our common stock in connection with investments or other acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of shares of our common stock in connection with future investments or acquisitions may result in additional dilution.

In addition, we also have outstanding options to purchase our common stock. To the extent that these options are exercised, there will be dilution. We have filed registration statements on Form S-8 under the Securities Act covering all of the common stock subject to outstanding equity awards, as well as options and shares reserved for future issuance, under our stock incentive plans. These shares may be freely sold in the public market upon issuance and vesting, unless they are held by “affiliates,” as that term is defined in Rule 144. Sales of a substantial number of these shares could cause the market price of our common stock to decline.

There can be no assurance that we will continue to pay dividends on our common stock, and our indebtedness could limit our ability to pay dividends on our common stock.

Although we paid a quarterly cash dividend in the recent past and currently expect to continue paying quarterly cash dividends, there can be no assurance that we will continue to pay any dividends in the future or as to the timing or amount of any dividends we do issue. Payment of cash dividends on our common stock is subject to our compliance with applicable law and depends on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. The terms of any indebtedness we or our subsidiaries incur may from time to time contain limitations on our ability to pay dividends under certain circumstances.

If securities or industry research analysts do not publish or cease publishing research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, our share price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that securities and industry research analysts publish about us, our industry, our competitors and our business. We do not have any control over these analysts. Our share price and trading volumes could decline if one or more securities or industry analysts downgrade our common stock, issue unfavorable commentary about us, our industry or our business, cease to cover our company or fail to regularly publish reports about us, our industry or our business.

USE OF PROCEEDS

All of the offered shares are being registered for the account of, and any sales of the offered shares will be made by, the selling stockholders. We will not receive any of the proceeds from any sale of the offered shares by the selling stockholders.

DESCRIPTION OF OUR COMMON STOCK

A summary of the terms and provisions of our common stock is contained in “Description of Equity Securities We May Offer” and “Important Provisions of Our Governing Documents and Delaware Law” in the accompanying prospectus.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain material U.S. federal income tax consequences relevant to non-U.S. holders, as defined below, of the purchase, ownership and disposition of shares of our common stock. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. This section does not consider state, local, estate or foreign tax consequences, does not address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons that will hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, “expatriated entities” (as defined in the Code) and former U.S. citizens or residents. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who will hold our common stock as “capital assets” (generally, property held for investment). Each potential investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our common stock.

For purposes of this summary, you are a non-U.S. holder if you are a beneficial owner of our common stock for U.S. federal income tax purposes that is (1) a nonresident alien individual; (2) a corporation (or other entity that is taxable as a corporation) not created or organized in, or under the laws of, the United States or of any State (or the District of Columbia); (3) an estate whose income falls outside of the federal income tax jurisdiction of the United States, regardless of the source of such income; or (4) a trust (i) if a court within the United States is not able to exercise primary supervision over the administration of the trust or one or more U.S. persons do not have the authority to control all substantial decisions of the trust, or (ii) that does not have a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. If you are treated as a partner in a partnership and are considering an investment in shares of our common stock, you should consult your tax advisor as to the U.S. federal income tax consequences applicable to you.

This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the purchase, ownership and disposition of shares of our common stock. If you are considering an investment in shares of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions

Distributions with respect to shares of our common stock will be treated as dividends when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Except as described below, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate of the gross amount or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividends paid to you, unless you have furnished to us:

•

A valid Internal Revenue Service Form W-8BEN-E (generally, if you are a foreign entity), Form W-8BEN (if you are a nonresident alien individual), or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower income tax treaty rate with respect to such payments, or

•

In the case of payments made to you through an intermediary or outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an income tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we generally are not required to withhold tax from the dividends, provided that you have furnished to us a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	You are a non-U.S. person, and

•	The dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporation, “effectively connected” dividends that you receive also may be subject to an additional “branch profits tax” unless an applicable income tax treaty provides otherwise.

Sale or Redemption

You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of shares of our common stock unless: (i) you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, (ii) the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition to subjecting you to United States taxation on a net income basis; or (iii) we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that you held shares of our common stock (the “applicable period”). We do not believe that we are a USRPHC or will become one.

Information Reporting and Backup Withholding

The payment of dividends or other distributions, and the tax withheld on those payments, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside. U.S. backup withholding will generally apply on the payment of dividends to you unless you furnish to us a Form W-8BEN, Form W-8BEN-E (or other applicable form), or otherwise establish an exemption and we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless you certify that you are a non-U.S. holder on Form W-8BEN, Form W-8BEN-E (or other applicable form), or otherwise establish an exemption and we do not have actual knowledge or reason to know you are a U.S. person, as defined under the Code, that is not an exempt recipient.

Any amount withheld under the backup withholding rules from a payment to you is allowable as a credit against your U.S. federal income tax, which may entitle you to a refund, provided that you timely provide the required information to the Internal Revenue Service. Moreover, certain penalties may be imposed by the Internal Revenue Service on you if you do not furnish the required information in the proper manner. You should consult your tax advisors regarding the application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Legislation Affecting Taxation of Common Stock Held by or Through Foreign Entities

Pursuant to U.S. tax provisions known as “FATCA,” foreign financial institutions (which term includes most foreign banks, hedge funds, private equity funds, mutual banks, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or withhold tax on U.S. source payments made to such U.S. account holders (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S. source payments otherwise subject to nonresident withholding tax (e.g., U.S. source dividend income) but, pursuant to proposed regulations (upon which you may presently rely), will not include gross proceeds from any sale or disposition of the shares of our common stock. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. You are urged to consult with your own tax advisors regarding the effect, if any, of the FATCA provisions to you based on your particular circumstances.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders, each a former stockholder of Embody, of an aggregate number of 1,059,992 shares of our common stock. For purposes of this prospectus supplement, the selling stockholders also include any of the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the offered shares as a result of a transfer not involving a public sale.

The offered shares were issued on or about February 14, 2023 to those of Embody’s former stockholders who we reasonably believed to be accredited investors, as part of the merger consideration payable to them in the merger by which we acquired Embody. Such issuance was a private transaction exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act. The Embody merger agreement required us to use our commercially reasonable efforts to register the resale of such shares, and this prospectus supplement is intended to satisfy such requirement. The Embody merger agreement also provides for the possibility that additional shares of our common stock may be issued in the future, but any such additional shares are not the subject of this prospectus supplement.

The offered shares may be offered from time to time by the selling stockholders. The selling stockholders may sell some, all or none of their shares covered hereby. We do not know how long the selling stockholders will hold the offered shares before selling them, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

Embody is now our wholly owned subsidiary. Prior to our acquisition of Embody, many of the selling stockholders were, or were affiliated with, directors, officers, employees or other service providers of Embody and many continue to be employees or service providers of Embody. At least one of the selling stockholders was a non-executive employee of ours during the three years preceding the closing of the Embody transaction. Except as disclosed herein (including such relationships and the Embody merger agreement itself), as of the date hereof, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

The following table sets forth, as of the date of this prospectus supplement, the name of the selling stockholders, the number of shares of our common stock that the selling stockholders may offer pursuant to this prospectus supplement and the shares of our common stock owned by the selling stockholders before and after the offering. Information with respect to shares beneficially owned after the offering assumes the sale of all the offered shares and no other purchases or sales of our common stock. The percentage of our common stock owned by the selling stockholders, both before and after the offering, is based on 210,064,236 shares of our common stock outstanding as of February 14, 2023. Information with respect to the selling stockholders, including beneficial ownership, is based solely on information obtained from the selling stockholders.

SHARES OF OUR COMMON STOCK REGISTERED FOR RESALE

	Common Stock Beneficially Owned Prior to this Offering				Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number	Percentage		Shares Offered	Number	Percentage
Jeffrey Conroy and related parties(1)	402,347		*	402,347	0	0%
Other selling stockholders(2)	657,885		*	657,645	240		*

Total	1,060,232		*	1,059,992	240		*

*	Less than 1%.
(1)

Jeffrey Conroy is a co-founder of Embody and was its Chief Executive Officer prior to our acquisition of Embody. The number of shares of our common stock reported as beneficially owned by Mr. Conroy and related parties prior to this offering includes shares held personally by Mr. Conroy and shares held by trusts for the benefit of him or his family members.

(2)	Other selling stockholders include an aggregate of 153 record holders as of the date of this prospectus supplement, each of whom individually holds fewer than 100,000 shares of our common stock.

PLAN OF DISTRIBUTION

The offered shares are being registered to permit the selling stockholders to offer and sell the offered shares from time to time on or after the date of this prospectus supplement. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling stockholders of the offered shares. We will bear the fees and expenses incurred by us in connection with our obligation under the Embody merger agreement to register the resale of the offered securities. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by any other legally available means; and

•	in any combination of the above.

In connection with the sale of our common stock or interests therein, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. A selling stockholder may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. A selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). A selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling stockholders also may resell a portion of the offered shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. If the selling stockholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

To facilitate the offering of the common stock offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. We also may from time to time independently engage in share repurchase or other transactions for our own account. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of the shares of our common stock being offered will be passed upon for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to Zimmer Biomet Holdings, Inc.’s Current Report on Form 8-K dated June 22, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Zimmer Biomet Holdings, Inc. for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. These SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus supplement and the accompanying prospectus. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents that we refer you to. Because this prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus and any information that was previously incorporated in this prospectus supplement and the accompanying prospectus.

Our Exchange Act filing number is 001-16407.

Until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we incorporate by reference only the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, we do not incorporate by reference any Form SD or any documents or information deemed to have been furnished and not filed in accordance with the SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, filed with the SEC on March 29, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022; and

•

our Current Reports on Form 8-K filed on February   7, 2022 (the first Current Report on Form 8-K filed on such date), March 1, 2022, May  16, 2022, May  19, 2022, June  22, 2022, August  22, 2022, and December 14, 2022.

We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the document) upon written or oral request and at no cost to the requester. Requests should be directed to: Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana, 46580, Attention: Corporate Secretary (574) 373-3121. We also make available, free of charge, on or through our Internet website (www.zimmerbiomet.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that the information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus other than the documents listed in the preceding paragraph.

PROSPECTUS

ZIMMER BIOMET HOLDINGS, INC.

Common Stock

Preferred Stock

Warrants

Senior Debt Securities

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to an offering, will be set forth in a supplement to this prospectus, in any free writing prospectuses or in other offering material related to the securities, or may be set forth in one or more documents incorporated by reference in this prospectus. The prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus.

The preferred stock may be convertible into common stock or into preferred stock of another series. The debt securities may be convertible into common stock or preferred stock. The warrants may be exercisable for common stock or preferred stock. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable compensation, commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580. Our telephone number is (574) 267-6131. Our common stock is traded on the New York Stock Exchange under the symbol “ZBH.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents we incorporate by reference, before you invest in our securities. This prospectus may be used to offer and sell our securities only if accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus, in the applicable prospectus supplement, in any related free writing prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2022

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using an automatic “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell our securities in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer or sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or any related free writing prospectus, you should rely upon the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or the applicable prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Before making an investment in our securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with different information from that contained in or incorporated by reference into this prospectus, the applicable prospectus supplement or any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless the applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” and similar terms in this prospectus refer to Zimmer Biomet Holdings, Inc. and its consolidated subsidiaries. However, in the “Description of Equity Securities We May Offer,” “Important Provisions of Our Governing Documents and Delaware Law” and “Description of Debt Securities We May Offer” sections of this prospectus, references to “we,” “us” and “our” are to Zimmer Biomet Holdings, Inc. (parent company only) and not to any of its subsidiaries.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties contained in the applicable prospectus supplement and the risks and uncertainties incorporated by reference in this prospectus, including the information included under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein in its entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC, as described under “Where You Can Find More Information” below, which will also be incorporated by reference herein in their entirety.

FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the prospectus supplement may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “may,” “will,” “intend,” “estimate,” “should,” “would,” “could,” “predict,” “potential,” “project, “target,” “forecast, “strategy,” “future,” “opportunity,” “assume,” “guide” and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

These risks and uncertainties include those described under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement and under the same heading in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. Given these uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

ZIMMER BIOMET HOLDINGS, INC.

We are a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products. We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives. We have operations in more than 25 countries around the world and sell products in more than 100 countries.

We were formed as a Delaware corporation in 2001. Our history dates to 1927, when Zimmer Manufacturing Company, a predecessor, was founded in Warsaw, Indiana. On August 6, 2001, we were spun off from our former parent and became an independent public company. In 2015, we acquired LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, Inc. (“Biomet”), and LVB and Biomet became our wholly-owned subsidiaries. In connection with the merger, we changed our name from Zimmer Holdings, Inc. to Zimmer Biomet Holdings, Inc.

On February 5, 2021, we announced our intention to pursue a plan to spin off our Spine and Dental businesses into a new public company named ZimVie Inc. The expected completion date of the spinoff is March 1, 2022.

Our principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580. Our telephone number is (574) 267-6131. Our Internet website address is www.zimmerbiomet.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus, the applicable prospectus supplement or any related free writing prospectus.

If you want to find more information about us, please see the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, share repurchases, financing capital commitments and financing future acquisitions.

DESCRIPTION OF EQUITY SECURITIES WE MAY OFFER

The following is a description of the material terms of our capital stock. This description may not contain all of the information that is important to you. You should read our Restated Certificate of Incorporation and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law, as amended (the “DGCL”). The summary below is qualified in its entirety by reference to our Restated Certificate of Incorporation, our Restated Bylaws and the DGCL.

Authorized Stock

Our authorized capital stock consists of one billion shares of common stock, par value $0.01 per share, of which 209,177,445 shares were outstanding as of February 7, 2022, and 250 million shares of preferred stock, par value $0.01 per share, of which none were outstanding as of that date. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. The holders of shares of our common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. The holders of shares of our common stock are entitled to receive such dividends as our board of directors may from time to time, and in its discretion, declare from any funds legally available therefor.

The holders of shares of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The holders of shares of our common stock are not subject to further calls or assessments by us. Upon our liquidation, after payment or provision for payment of all of our obligations and any liquidation preference of any outstanding preferred stock, the holders of shares of our common stock are entitled to share ratably in our remaining assets.

Our common stock is traded on the New York Stock Exchange under the symbol “ZBH.”

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

We currently have no shares of preferred stock outstanding. This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our Restated Certificate of Incorporation and the designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered and any applicable material U.S. federal income tax considerations, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, privileges, rights and preferences and for the consideration our board of directors may determine.

Our board of directors may, without further action of the stockholders, determine and set forth in a designation, the following for each series of preferred stock:

•	the designation of the series and the number of shares in that series;

•

the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights or conditions with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Restated Certificate of Incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Warrants

This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.

If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•

the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of the series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which holders of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	material U.S. federal income tax considerations; and

•	any other terms of the warrants.

Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

A holder of warrant certificates may, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them.

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If a holder of warrants complies with the procedures described above, such holder’s warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After the holder has completed those procedures, we will, as soon as practicable, issue and deliver to the holder preferred stock or common stock that the holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to the holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements. We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Restrictions on Change in Control

See “Important Provisions of Our Governing Documents and Delaware Law” below for a description of certain provisions in our Restated Certificate of Incorporation and Restated Bylaws that may have the effect of delaying, deferring or preventing a change in control.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Our Restated Certificate of Incorporation and Restated Bylaws and certain provisions of the DGCL may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.

Delaware Anti-Takeover Law

We are a Delaware corporation and, as such, we are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years after the time at which the person became an interested stockholder unless:

•	prior to that time, the board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder; or

•

upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation’s outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or

•

the business combination is approved by both the board of directors and by holders of at least 66 2/3% of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting and not by written consent.

For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder.” “Interested stockholder” means a person who, together with its affiliates and associates, owns, or under certain circumstances has owned, within the prior three years, 15% or more of the outstanding voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, we have not made this election.

Advance Notice and Proxy Access Provisions

Our Restated Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders. This procedure provides that:

•

the only persons who will be eligible for election as directors are persons who are nominated by or at the direction of the board of directors, or by a stockholder who has given timely written notice containing specified information to the Secretary prior to the meeting at which directors are to be elected, and

•

the only business that may be conducted at an annual meeting is business that has been brought before the meeting by or at the direction of the board of directors or by a stockholder who has given timely written notice to the Secretary of the stockholder’s intention to bring the business before the meeting.

In general, we must receive written notice of stockholder nominations to be made or business to be brought at an annual meeting no later than the 90th calendar day nor earlier than the 120th calendar day prior to the first anniversary of the date of the previous year’s annual meeting, in order for the notice to be timely. The notice must contain information concerning the person or persons to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

The purposes of requiring stockholders to give us advance notice of nominations and other business include the following:

•	to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business;

•	to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such qualifications or business; and

•	to provide a more orderly procedure for conducting meetings of stockholders.

Our Restated Bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action. However, these provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Restated Bylaws may also deter a third party from soliciting proxies to approve its own proposal, without regard to whether consideration of the proposals might be harmful or beneficial to us and our stockholders.

In addition, our Restated Bylaws contain “proxy access” provisions. Such provisions permit an eligible stockholder, or a group of up to 20 eligible stockholders, to nominate and include in our proxy materials director nominees constituting up to the greater of (i) two individuals or (ii) 20% of the board of directors; provided that the nominating stockholder(s) and nominee(s) satisfy the requirements described in the Restated Bylaws. To be considered eligible, a stockholder must have continuously held at least 3% of our outstanding shares of common stock for at least three years. The proxy access provisions may preclude certain stockholders from nominating director candidates, or certain director candidates from being properly nominated, in each case pursuant to our proxy access provisions.

Special Meetings of Stockholders

Our Restated Certificate of Incorporation contains provisions restricting who may call a special meeting of stockholders. Our Restated Certificate of Incorporation provides that a special meeting of stockholders may be called only by:

•	a majority of our board of directors pursuant to a resolution stating the purpose or purposes of the special meeting;

•	the Chairman of our board of directors; or

•

our Secretary, but only if one or more stockholders with a net long position of at least 15% of our outstanding shares of common stock so request in writing in accordance with, and subject to, all applicable provisions of our Restated Bylaws.

For these purposes, a majority of our board of directors is equal to a majority of the total number of directors which we would have if there were no vacancies or unfilled newly-created directorships. A net long position will be determined in accordance with Rule 14e-4 of the Exchange Act and will be reduced by the number of shares as to which our board of directors determines that such holder does not, or will not, have the right to vote or direct the vote at the special meeting or with respect to which our board of directors determines that such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Director Action

Our Restated Bylaws and the DGCL generally require that a majority of a quorum is necessary to approve any matter to come before the board of directors.

Authority of our Board of Directors

Our board of directors has the power to issue any or all of the shares of our capital stock, including the authority to establish one or more series of preferred stock and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval, which could delay, defer or prevent any attempt to acquire or control us. Our board of directors also has the right to fill vacancies on the board of directors and to amend, repeal, and adopt new Bylaws upon the affirmative vote of a majority of the board of directors. The Restated Bylaws may also be amended, repealed, and new Bylaws may be adopted, at any meeting of the stockholders upon the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding voting stock.

Director Liability Limitation and Indemnification

Our Restated Certificate of Incorporation provides that no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. This will not, however, eliminate or limit the liability of a director for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	any matter in respect of which the director would be liable under Section 174 of the DGCL.

These provisions may discourage stockholders’ actions against directors. Directors’ personal liability for violating the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director.

Our Restated Certificate of Incorporation provides that we shall indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that:

•	he or she is or was our director or officer, or

•

while a director or officer of ours, he or she is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

We will indemnify such persons against the expenses, liabilities and loss, including attorneys’ fees, judgments, fines and amounts paid in settlement, reasonably incurred by the person in connection with the action, suit or proceeding if the following standards are met:

•	the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that indemnification is mandatory where a director or officer has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute.

The DGCL generally permits indemnification for expenses incurred in the defense or settlement of third-party actions or actions by or in the right of the corporation, and for judgments in third-party actions, provided the following determination is made:

•	the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and

•	in a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

The determination must be made by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders. Without court approval, however, no indemnification may be made in respect of any action by or in the right of the corporation in which such person is adjudged liable.

Under Delaware law, the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

The right of indemnification, including the right to receive payment in advance of expenses, conferred by our Restated Certificate of Incorporation is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

We have entered into indemnification agreements with our directors and executive officers providing for mandatory indemnification and advancement of expenses to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our Restated Bylaws provide that, unless we consent in writing to an alternative forum, a state or federal court located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders, (iii) any action asserting a claim against us or any director, officer or other employee of ours arising pursuant to any provision of the DGCL or our Restated Certificate of Incorporation or Restated Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any director, officer or other employee of ours governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may have the effect of discouraging lawsuits against us or our directors and officers. The enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provision contained in our Restated Bylaws to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The description below of the general terms of the debt securities will be supplemented by the more specific terms in a prospectus supplement.

The debt securities offered by this prospectus will be our unsecured senior notes. We will issue the debt securities under an indenture dated as of November 17, 2009 (the “indenture”), between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”). We have summarized material terms and provisions of the indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture. A copy of the indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series. The indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

The debt securities will be unsecured and unsubordinated and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time.

The debt securities will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The debt securities are our obligations, but our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. If any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

•	the designation or title, the aggregate principal amount and the authorized denominations if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	the price(s) at which debt securities will be issued;

•	whether the debt securities will be issued pursuant to a periodic offering program;

•	the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	the date or dates on which the debt securities will mature and any right to extend the date or dates;

•

if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of the rate or rates;

•

the date or dates from which interest, if any, will accrue, the dates on which the interest, if any, will be payable, the method of determining holders to whom any of the interest will be payable and any right to defer the payment of interest;

•	any mandatory or optional sinking fund or analogous provisions;

•	the prices, if any, at which, the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

•

the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company’s securities or property or settled for the cash value of securities issued by us or a third party and the terms for any conversion or exchange or settlement;

•	the exchanges, if any, on which the debt securities may be listed;

•	any special provisions for the payment of additional amounts with respect to the debt securities;

•

whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	whether the debt securities will be subject to defeasance or covenant defeasance;

•	any changes to or additional events of default or covenants;

•	any other terms of the debt securities not inconsistent with the provisions of the indenture; and

•	any applicable material U.S. federal income tax considerations.

A series of debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any U.S. federal income tax consequences and other special considerations applicable to discounted debt securities.

If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants,” the indenture does not limit our ability to incur indebtedness or protect holders of the debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

Payment and Transfer

Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register, which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by delivering payment to you at the address we have for you in the register.

Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may require you to pay a sum sufficient to cover any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare and send the notice. The period begins 15 days before the day of any selection of debt securities for redemption and ends on the day of selection of the debt securities to be redeemed. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or our other securities or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Covenants

Limitation on Liens

The indenture contains a covenant that we will not, and we will not permit any of our restricted subsidiaries to, issue, assume or guarantee any indebtedness secured by any mortgage upon any of our principal properties or those of any of our restricted subsidiaries without securing the debt securities (and, if we so determine, any other indebtedness ranking equally with the debt securities) equally and ratably with such indebtedness.

This covenant will not prevent us or any of our restricted subsidiaries from issuing, assuming or guaranteeing:

•

any purchase money mortgage on such property simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) of such property, or (2) the placing in operation of such property after the acquisition or completion of any such construction or substantial improvement;

•	any mortgage on real property or on equipment used directly in the operation of, or the business conducted on, such mortgaged real property, which is the sole security for indebtedness:

•

incurred within three years after the latest of (1) the date of issuance of the first series of debt securities under the indenture, (2) the date of the acquisition of the real property, or (3) the date of the completion of construction or substantial improvement on such real property;

•	incurred for the purpose of reimbursing us or our restricted subsidiary for the cost of acquisition and/or the cost of improvement of such real property and equipment;

•	the amount of which does not exceed the lesser of the aggregate cost of the real property, improvements and equipment or the fair market value of that real property, improvements and equipment; and

•

the holder of which shall be entitled to enforce payment of such indebtedness solely by resorting to the security for such mortgage, without any liability on the part of us or a restricted subsidiary for any deficiency;

•

an existing mortgage on property not previously owned by us or a restricted subsidiary, including in each case indebtedness incurred for reimbursement of funds previously expended for any substantial improvements to or acquisitions of property; however:

•

the mortgage must be limited to any or all of (1) such acquired or constructed property or substantial improvement (including accretions thereto), (2) the real property on which any construction or substantial improvement occurs or (3) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs; and

•

the total amount of the indebtedness secured by the mortgage, together with all other indebtedness to persons other than us or a restricted subsidiary secured by mortgages on such property, shall not exceed the lesser of (1) the total cost of such mortgaged property, including any costs of construction or substantial improvement to us or a restricted subsidiary, or (2) the fair market value of the property immediately following the acquisition, construction or substantial improvement;

•

mortgages existing on the date of the indenture, mortgages on assets of a restricted subsidiary existing on the date it became a subsidiary or mortgages on the assets of a subsidiary that is newly designated as a restricted subsidiary if the mortgage would have been permitted under the provisions of this paragraph if such mortgage was created while the subsidiary was a restricted subsidiary;

•	mortgages in favor of us or a restricted subsidiary;

•	mortgages securing only the indebtedness issued under the indenture; and

•

mortgages to secure indebtedness incurred to extend, renew, refinance or replace indebtedness secured by any mortgages referred to above, provided that the principal amount of the extended, renewed, refinanced or replaced indebtedness does not exceed the principal amount of indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such mortgage applies only to the same property or assets subject to the prior permitted mortgage (and, in the case of real property, improvements).

Limitations on Sale and Leaseback Transactions

The indenture contains a covenant that we will not, and will not permit our restricted subsidiaries to, enter into any arrangement with any person providing for the leasing by us or any restricted subsidiary of any principal property owned or acquired thereafter that has been or is to be sold or transferred by us or such restricted subsidiary to such person with the intention of taking back a lease of such property, a “sale and leaseback transaction,” without equally and ratably securing the debt securities (and, if we shall so determine, any other indebtedness ranking equally with the debt securities), unless the terms of such sale or transfer have been determined by our board of directors to be fair and arm’s-length and either:

•

within 180 days after the receipt of the proceeds of the sale or transfer, we or such restricted subsidiary applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such principal property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of our or any restricted subsidiary’s senior funded debt; or

•

we or such restricted subsidiary would be entitled, at the effective date of the sale or transfer, to incur indebtedness secured by a mortgage on such principal property, in an amount at least equal to the attributable debt in respect of the sale and leaseback transaction, without equally and ratably securing the debt securities pursuant to “—Limitation on Liens” described above.

The foregoing restriction will not apply to:

•	any sale and leaseback transaction for a term of not more than three years including renewals;

•

any sale and leaseback transaction with respect to a principal property if a binding commitment with respect thereto is entered into within three years after the later of (1) the date of issuance of the first series of debt securities issued under the indenture, or (2) the date such principal property was acquired;

•

any sale and leaseback transaction with respect to a principal property if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation; or

•	any sale and leaseback transaction between us and a restricted subsidiary or between restricted subsidiaries provided that the lessor shall be us or a wholly owned restricted subsidiary.

Exception to Limitations for Exempted Debt

Notwithstanding the limitations in the indenture on mortgages and sale and leaseback transactions, we or our restricted subsidiaries may, in addition to amounts permitted under such restrictions, create or assume and renew, extend or replace mortgages, or enter into sale and leaseback transactions without any obligation to retire any senior funded debt of us or any restricted subsidiary, provided that at the time of such creation, assumption, renewal, extension or replacement of a mortgage or at the time of entering into such sale and leaseback transactions, and after giving effect thereto, exempted debt does not exceed 15% of our consolidated net tangible assets.

Definitions

For purposes of the indenture:

“Attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amount required to be paid by lessee thereunder contingent upon the amount of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated net tangible assets” means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a consolidated balance sheet of us and our consolidated restricted subsidiaries after deducting (1) all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendable or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed; (2) investments in unrestricted subsidiaries; and (3) all trade names, trademarks, licenses, patents, copyrights and goodwill, organizational and development costs, deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized, and amortized debt discount and expense, less unamortized premium.

“Exempted debt” means the sum of the following items outstanding as of the date exempted debt is being determined: (1) indebtedness of us and our restricted subsidiaries secured by a mortgage and not permitted to exist under the indenture; and (2) attributable debt of us and our restricted subsidiaries in respect of all sale and leaseback transactions not permitted under the indenture.

“Funded debt” means indebtedness which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date. Funded debt does not include (1) obligations created pursuant to leases, (2) any indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding funded debt unless such indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“Indebtedness” means indebtedness for borrowed money and indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such person to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, guarantees by such person of such indebtedness, and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness.

“Investment” means any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but does not include our account receivable or the accounts receivable of any restricted subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advance made in connection with the sale to any subsidiary of our accounts receivable or the accounts receivable of any restricted subsidiary arising from transactions in the ordinary course of business.

“Mortgage” means any mortgage, security interest, pledge, lien or other encumbrance.

“Principal property” means all real property and improvements thereon owned by us or a restricted subsidiary, including, without limitation, any manufacturing, warehouse, distribution or research facility having a gross book value in excess of 1% of our consolidated net tangible assets and located within the United States, excluding its territories and possessions and Puerto Rico. This term does not include any facility that our board of directors declares by resolution not to be of material importance to our business. As of the date of this prospectus, our west campus research and manufacturing center in Warsaw, Indiana is our only principal property.

“Restricted subsidiary” means Zimmer, Inc. and any other subsidiary so designated by our board of directors or one of our duly authorized officers in accordance with the indenture; provided that (1) the board of directors or duly authorized officers may, subject to certain limitations, designate any unrestricted subsidiary as a restricted subsidiary and any restricted subsidiary (other than Zimmer, Inc.) as an unrestricted subsidiary and (2) any subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more unrestricted subsidiaries shall be an unrestricted subsidiary. As of the date of this prospectus, Zimmer, Inc. is the only restricted subsidiary.

“Senior funded debt” means all funded debt (except funded debt, the payment of which is subordinated to the payment of the debt securities).

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation or business entity is at the time owned or controlled by us, or by us and one or more subsidiaries, or by any one or more subsidiaries.

“Unrestricted subsidiary” means any subsidiary other than a restricted subsidiary.

“Wholly owned restricted subsidiary” means any restricted subsidiary all of the outstanding funded debt and capital stock of which, other than directors’ qualifying shares, is owned by us and our other wholly owned restricted subsidiaries.

Mergers and Similar Events

We are generally permitted to consolidate with or merge into any other person. In this section, “person” refers to any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency. We are also permitted to sell substantially all of our assets to any other person, or to buy substantially all of the assets of any other person. However, we may not take any of these actions unless all the following conditions are met:

•

Where we merge out of existence or sell all or substantially all of our assets, the other person may not be organized under a foreign country’s laws (that is, it must be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of a state or the District of Columbia or under federal law) and it must agree to be legally responsible for the outstanding debt securities issued under the indenture. Upon assumption of our obligations by such a person in such circumstances, we shall be relieved of all obligations and covenants under the indenture and the debt securities.

•

The merger, sale of all or substantially all of our assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described below under “—Events of Default.” A default for this purpose would also include any event that would be an Event of Default if we received the required notice of our default or if under the indenture the default would become an Event of Default after existing for a specified period of time.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a note following an Event of Default;

•	change the place or currency of payment for a debt security;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without your consent.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This type is limited to corrections and clarifications and certain other changes that would not adversely affect holders of the debt securities. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities issued under the indenture. In those cases, we need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring a Majority Vote. Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only debt securities of one series, it must be approved by the holders of not less than a majority in principal amount of the debt securities of that series.

•

If the change affects the debt securities of one series as well as the debt securities of one or more other series issued under the indenture, it must be approved by the holders of not less than a majority in principal amount of the debt securities of each series affected by the change. In each case, the required approval must be given by written consent. Most changes fall into this category.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below in “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Defeasance

The following discussion of full defeasance and discharge will apply to any series of debt securities unless otherwise indicated in the applicable prospectus supplement with respect to the debt securities of a series.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current

U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The indenture will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain conditions, including:

•	Our having paid all sums payable by us under the indenture, as and when the same shall be due and payable;

•	Our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the indenture; or

•

All debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture.

Events of Default

The indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:

•	We do not pay the principal or any premium on the debt securities of that series on its due date.

•	We do not pay interest on the debt securities of that series within 30 days of its due date.

•	We do not pay any sinking fund payment with respect to the debt securities of that series on its due date.

•

We remain in breach of any other term of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to the debt securities of that series.

An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of that series or in the making of any sinking fund installment or analogous obligation with respect to that series.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred and has not been cured (other than an Event of Default because of certain events in bankruptcy, insolvency or reorganization), the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are satisfied.

If an Event of Default with respect to any series of debt securities has occurred and is continuing, the trustee shall exercise with respect to the debt securities of that series the rights and power vested in it by the indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The trustee is not required to take any action under the indenture at the request or direction of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the debt securities outstanding of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the trustee in performing any other action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer satisfactory indemnity to the trustee against the cost, expenses and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after the due date of that payment.

We will furnish to the trustee every year a written statement of one of our officers certifying that to his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default or Event of Default, its status and what action we are taking or proposing to take with respect thereto.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, is the trustee under the indenture. Computershare Trust Company, N.A. and its affiliates may maintain commercial and other arrangements with us in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

If underwriters are used in the offering of the securities offered by this prospectus, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. It is anticipated that any underwriting agreement pertaining to any securities offered by this prospectus will (1) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect of those liabilities; (2) provide that the obligations of the underwriters will be subject to certain conditions precedent; and (3) provide that the underwriters generally will be obligated to purchase all of such securities being offered if any are purchased.

We also may sell the securities offered by this prospectus to a dealer as principal. If we sell the securities offered by this prospectus to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale.

The securities offered by this prospectus also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the applicable prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

Underwriters, dealers, agents and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Offers to purchase the securities offered by this prospectus may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available at the SEC’s Internet site, http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

Our Exchange Act filing number is 001-16407.

Until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated, we incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, unless expressly provided otherwise in a prospectus supplement, we do not incorporate by reference any Form SD or any documents or information deemed to have been furnished and not filed in accordance with the SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2020 from our definitive Proxy Statement for our 2021 Annual Meeting of Shareholders, filed with the SEC on March 31, 2021;

•	Our first Current Report on Form 8-K filed February 7, 2022 (solely with respect to information filed pursuant to Item 8.01 and Item 9.01); and

•

The description of our common stock contained in our Registration Statement on Form 10-12B, filed on March  26, 2001, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendment or report filed for the purpose of updating such description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document) upon written or oral request and at no cost to the requester. Requests should be directed to: Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana, 46580, Attention: Corporate Secretary (574) 267-6131. We also make available, free of charge, on or through our Internet website (http://www.zimmerbiomet.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet website in this prospectus, other than the documents listed in the preceding paragraph.